SENTO PROVIDES UPDATE ON CORPORATE DEVELOPMENTS AND OUTLOOK

          - Advances Timetable for Achieving Operating Profitability -
                        - Bad Debt Collection Received -
       - Adoption of SFAS 123R and Vesting of Options to be Accelerated -

SALT LAKE CITY, Utah, October 6, 2005 - Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, today provided an update on corporate developments and revised its outlook for achieving operating profitability. The Company plans to report further details and full financial results for the second quarter of fiscal 2006 on October 25th.

Based on preliminary results, Sento expects to be near breakeven on the operating income line in its fiscal 2006 second quarter, which ended September
30. That compares with an operating loss of $556,851 in the second quarter of fiscal 2005 and an operating loss of $1.6 million in the fiscal 2006 first quarter.

Further, based on its current level of business activity as well as recent new contracts executed and letters of intent signed, the Company expects to achieve operating profitability in its ongoing operations in the fiscal 2006 third quarter, which is a quarter earlier than it had previously forecast.

The Company will recognize one-time income in the just-ended second quarter due to the settlement of a bad debt owed by a financially distressed customer who was unable to pay its receivable balance in the third quarter of fiscal 2005. That customer has been re-capitalized and plans to repay the full amount owed to the Company. In addition, that customer has signed a new two-year services contract with Sento. The settlement included the cash payment of $181,000 that was received on September 28 and a note of $400,000 that will be due in fiscal 2007.

In continuation of its cost-savings initiatives, the Company also reported that its Board of Directors has approved:

         i) The early adoption of SFAS 123R, the new accounting standard for stock-based compensation, beginning on October 1, 2005, which is two quarters ahead of the Company's implementation deadline;
         ii) Accelerated vesting of out-of-the-money unvested stock options held by employees, officers and directors effective September 30, 2005, representing 51% of all stock options outstanding. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged;
         iii) Early awarding of non-employee director options (effective September 30, 2005) that were previously scheduled to be awarded in October 2005 to qualify for reporting under APB Opinion No. 25 and avoid the expense that would otherwise be required under SFAS 123R on or after October 1.

These actions are in line with Staff Accounting Bulletin No. 107 and have been adopted in some form by more than 100 U.S. public companies. As a result of the three initiatives taken above, the Company expects to avoid having to recognize approximately $1 million in compensation expense over the period the options were originally slated to vest, ranging from the next six months through fiscal 2010. Further, in April 2003, Sento reset the exercise price of certain of its stock options in an effort to help retain and motivate employees and directors. Those options are considered variable under GAAP and are affected by the Company's stock price, with upward movement in the stock price having a negative effect on the net income attributable to common shareholders. The early adoption of SFAS 123R will eliminate this variable effect at a time when the Company's prospects are improving. The Company also acknowledged that the acceleration of the vesting of certain stock options will benefit the members of the Board and management who hold some of the options. Further information is available in the Company's 8-K filing on this matter.

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Patrick F. O'Neal, President and CEO of Sento, commented, "For the past several quarters, we have vigorously and methodically worked to position this Company for profitability and growth. Preliminary results for the second quarter of fiscal 2006 suggest that we are close to meeting an initial and important milestone in that effort - achieving operating profitability. We have advanced our original timetable because of our progress in expanding client relationships and adding new clients. It also reflects the effectiveness of our cost-savings initiatives, which we are enhancing with the decisions related to acceleration of vesting and early adoption of the new accounting standard for stock-based compensation. I look forward to discussing this further in our second quarter earnings release and conference call."

C. Lloyd Mahaffey, Chairman of the Board, commented, "The Board of Directors gave full consideration to the issues related to the early adoption of SFAS 123R and acceleration of vesting. The cost savings resulting from these actions are highly beneficial to all Sento shareholders, which was the single determining factor in our decision. It also reflects our optimism about this Company's prospects."

SENTO PROFILE

Sento Corporation (www.sento.com) is one of the industry's most innovative providers of flexible, custom solutions that leverage Right Channeling, a proven methodology for ensuring that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer customer contact solutions designed to improve the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through Sento's Customer Choice Platform(SM), we offer comprehensive professional services and tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer support in 19 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as "expects," "intends," "estimates," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:

Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net